Exhibit 99.1

Oak Street Health Reports Second Quarter 2021 Financial Results

August 9, 2021 at 4:05 Eastern Time

CHICAGO, IL – Oak Street Health, Inc. (NYSE: OSH, or the “Company”), a network of value-based primary care centers for adults on Medicare, today reported financial results for its quarter ended June 30, 2021.

“We were pleased with another quarter of strong growth in light of continued uncertainty navigating the COVID-19 pandemic.  We remain committed to our patients and communities, as we have throughout the pandemic, and are particularly proud of the more than 180,000 vaccine doses we have administered this year to predominantly older adults in underserved communities,” said Mike Pykosz, Chief Executive Officer of Oak Street Health.  “In the second quarter, we generated at-risk patient growth of 54% and total revenue growth of 65% and continued our national expansion, opening 9 new centers in four new markets.  On August 5th, we opened our 100th center compared to just 54 when the pandemic began in March 2020.  We did encounter medical cost headwinds during the quarter related to COVID-19 hospitalizations, a significant increase in non-acute utilization, and historically high medical costs for new patients, resulting in an Adjusted EBITDA loss of $53.5 million compared to the low end of our prior guidance of $40.0 million.  However, based on the strong performance across the majority of the drivers of business performance, our belief that the increase in medical costs will be temporary, and the expectation that we will receive an increase in per patient revenue in 2022 based on the increasing disease burden of our patient population, we are confident in the economics of our business in 2022 and beyond. Because of this confidence, we are increasing our new center guidance from 38-42 to 46-48 new centers for full year 2021.”

Tim Cook, Chief Financial Officer of Oak Street Health added, “We recognized revenue and incurred medical claims expense of approximately $14.5 million and $19.0 million, respectively, in the second quarter related to prior periods.  In light of our strong growth, we are increasing our revenue guidance for the full year from $1.37 billion to $1.40 billion, representing an increase of 5% at the midpoint compared to our prior full year guidance, but we are increasing our Adjusted EBITDA loss for the year to a range of $240 million to $220 million given the medical cost trends we experienced in the first half of the year and the assumed continuation of those costs for the remainder of the year as well as the increase in number of new centers in the second half of 2021.”

Second Quarter 2021 Financial Highlights

•	Total revenue was $353.1 million, up 65% year over year.
•	Capitated revenue totaled $346.7 million, up 67% year over year.
•	The Company cared for approximately 88,500 risk-based patients, representing 73% of its total patients.
•	Net loss was $(100.3) [1]million, compared to $(26.8) million in the second quarter of 2020.
•	Adjusted EBITDA[2] was $(53.5) million, compared to $(17.5) million in the second quarter of 2020.
•	As of June 30, 2021, the Company operated 95 centers, compared to 54 centers as of June 30, 2020.

Outlook for Second Quarter and Fiscal Year 2021

[1]

Includes stock based and unit-based compensation of $40.9 million and $4.2 million as of the second quarter of 2021 and 2020, respectively. The majority of the increase is due to the modification of vesting terms related to the equity converted as part of the IPO and not incremental grants of equity.

[2]

Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure as set forth in the accompanying “Adjusted EBITDA Reconciliation” section. We define Adjusted EBITDA as net loss, excluding other income (expense), taxes, depreciation and amortization, stock-based and unit-based compensation and transaction/ offering related costs.

	Three Months Ending		Twelve Months Ending
	September 30, 2021		December 31, 2021
	Low	High	Low	High
(dollars in millions)
Centers	109	110	125	127
At-risk patients	98,500	100,000	109,000	113,000
Revenue	$355.0	360.0	$1,370.0	1,400.0
Adjusted EBITDA	$(70.0)	(65.0)	$(240.0)	(220.0)

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because of the uncertainty around certain items that may impact net loss, including stock-based and unit-based compensation, that are not within our control or cannot be reasonably predicted. However, for fiscal year 2021, depreciation and amortization is expected to be $15.0 million.

Webcast and Conference Call

The Company will conduct a conference call Tuesday, August 10, 2021 at 8:00 AM Eastern Time to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by webcast or by dialing (833) 529-0224 for U.S. participants, or +1 (236) 389-2153 for international participants, and referencing participant code 6484589. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at https://investors.oakstreethealth.com.

About Oak Street Health

Founded in 2012, Oak Street Health is a network of value-based, primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the company operates an innovative healthcare model focused on quality of care over volume of services and assumes the full financial risk of its patients. Oak Street Health currently operates 100 centers across 15 states. To learn more about Oak Street Health’s proven approach to care, visit oakstreethealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the third quarter and fiscal year 2021. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the final Registration Statement filed with the SEC on August 5, 2020, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 10, 2021. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets

(in millions)

	As of June 30, 2021 (unaudited)	As of December 31, 2020

Assets
Current assets:
Cash	$409.9	$409.3
Restricted cash	15.9	10.4
Other patient receivables, net	0.5	7.6
Capitated accounts receivable	383.7	248.9
Marketable debt securities	669.2	-
Prepaid expenses	3.7	6.8
Other current assets	7.3	4.2
Total current assets	1,490.2	687.2

Long-term assets:
Property and equipment, net	91.8	78.8
Security deposits	1.5	1.3
Operating lease right-of-use assets	127.4	-
Goodwill	11.4	9.6
Intangible assets, net	2.8	3.0
Other long-term assets	0.9	1.1
Total assets	$1,726.0	$781.0

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15.2	$8.8
Accrued compensation and benefits	39.9	32.0
Liability for unpaid claims	357.4	262.1
Other liabilities	25.5	12.6
Total current liabilities	438.0	315.5

Long-term liabilities:
Long-term operating lease liabilities	135.4	-
Deferred rent expense	-	13.5
Other long-term liabilities	32.6	28.8
Long-term debt, net of current portion	899.2	-
Total liabilities	1,505.2	357.8

Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in capital	935.0	971.8
Accumulated other comprehensive income	(0.3)	-
Accumulated deficit	(717.2)	(555.8)
Total stockholders' equity allocated to the Company	217.7	416.2
Noncontrolling interests	3.1	7.0
Total stockholders' equity	220.8	423.2
Total liabilities, redeemable investor units and stockholders' equity	$1,726.0	$781.0

Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended (unaudited)		Six Months Ended (unaudited)
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues
Capitated revenue	$346.7	$208.0	$637.9	$404.6
Other patient service revenue	6.4	6.4	11.9	11.6
Total revenues	353.1	214.4	649.8	416.2

Operating expenses
Medical claims expense	281.4	155.4	481.1	287.7
Cost of care, excluding depreciation and amortization	67.0	39.5	127.3	83.3
Sales and marketing	25.9	10.1	50.0	22.0
Corporate, general and administrative expenses	74.2	31.1	147.3	55.4
Depreciation and amortization	3.9	2.7	7.2	5.2
Total operating expenses	452.4	238.8	812.9	453.6

Loss from operations	(99.3)	(24.4)	(163.1)	(37.4)

Other income/(expense)
Interest expense, net	(1.0)	(2.4)	(1.2)	(4.9)
Other	-	-	-	0.1
Total other expense	(1.0)	(2.4)	(1.2)	(4.8)
Net loss	$(100.3)	$(26.8)	$(164.3)	$(42.2)

Net loss attributable to noncontrolling interests	2.3	0.1	2.9	0.4
Net loss attributable to the Company	$(98.0)	$(26.7)	$(161.4)	$(41.8)

Undeclared and deemed dividends	$-	$(12.2)	$-	$(21.8)
Net loss attributable to common stock/unitholders	(98.0)	(38.9)	(161.4)	(63.6)
Weighted average common stock outstanding - basic and diluted[3]	221,168,630	N/A	221,595,670	N/A
Net loss per share – basic and diluted	$(0.44)	N/A	$(0.73)	N/A

[3]	Basic and diluted earnings per share of common stock is applicable only for periods after the Company's IPO that was completed on August 10, 2020.

Condensed Consolidated Statements of Cash Flows

(in millions, unaudited)

	Six-Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities:
Net loss	$(164.3)	$(42.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on debt and related issuance costs	1.3	0.8
Accretion of discounts and amortization of premiums on short-term marketable securities, net	0.4	-
Depreciation and amortization	7.2	5.2
Non-cash operating lease costs	7.3	-
Stock and unit-based compensation, net of forfeitures	83.2	5.2
Change in fair value of bifurcated derivative	-	0.3
Change in fair value of marketable debt securities	-	-
Change in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(127.7)	(75.9)
Prepaid expenses and other current assets	(0.9)	1.9
Security deposits and other long-term assets	-	0.1
Accounts payable	4.3	(6.9)
Accrued compensation and benefits	7.9	(6.0)
Liability for unpaid claims	95.4	65.2
Operating lease liabilities	(6.6)	-
Other current liabilities	1.6	6.1
Other long-term liabilities	8.9	2.9
Other	-	0.1
Net cash used in operating activities	(82.0)	(43.2)

Cash flows from investing activities:
Proceeds from sales of marketable debt securities	2.2	-
Purchases of marketable debt securities	(672.0)	-
Purchase of business	(1.0)	-
Purchases of property and equipment	(18.0)	(8.0)
Net cash used in investing activities	(688.8)	(8.0)

Cash flows from financing activities:
Proceeds from borrowings on convertible senior notes, net	897.9	-
Purchase of capped calls	(123.6)	-
Proceeds from issuance of redeemable investor units	-	224.4
Capital contributions from non-controlling interests	0.1	-
Capital distributions to non-controlling interests	(1.1)	-
Tender Offer - common units	-	(19.4)
Proceeds from exercise of options	3.6	-
Net cash provided by financing activities	776.9	205.0

Net change in cash, cash equivalents and restricted cash	6.1	153.8
Cash, cash equivalents and restricted cash, beginning of period	419.7	42.2
Cash, cash equivalents and restricted cash, end of period	$425.8	$196.0

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following Non-GAAP measures: patient contribution, platform contribution and Adjusted EBITDA as these are performance measures that our management uses to assess our operating performance. Because patient contribution, platform contribution and Adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Patient Contribution Reconciliation

Patient Contribution is a non-GAAP financial measure that we define as capitated revenue less medical claims expense. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Patient Contribution, for the three and six-months ended June 30, 2021 and 2020.

	Three Months Ended		Six Months Ended
(dollars in millions), (unaudited)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Loss from operations	$(99.3)	$(24.4)	$(163.1)	$(37.4)
Other patient service revenue	(6.4)	(6.4)	(11.9)	(11.6)
Cost of care, excluding depreciation and amortization	67.0	39.5	127.3	83.3
Sales and marketing	25.9	10.1	50.0	22.0
Corporate, general and administrative expenses	74.2	31.1	147.3	55.4
Depreciation and amortization	3.9	2.7	7.2	5.2
Patient contribution	$65.3	$52.6	$156.8	$116.9

Platform Contribution Reconciliation

Platform Contribution is a non-GAAP financial measure that we define as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Platform Contribution, for the three and six-months ended June 30, 2021 and 2020.

	Three Months Ended		Six Months Ended
(dollars in millions), (unaudited)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Loss from operations	$(99.3)	$(24.4)	$(163.1)	$(37.4)
Depreciation and amortization	3.9	2.7	7.2	5.2
Corporate, general and administrative	74.2	31.1	147.3	55.4
Sales and marketing	25.9	10.1	50.0	22.0
Platform contribution	$4.7	$19.5	$41.4	$45.2

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss adjusted to exclude (i) stock and unit-based compensation expense, (ii) depreciation and amortization, (iii) other income, net and (iv) transaction and offering costs. Our management team uses Adjusted EBITDA as a performance measure in order to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three and six-months ended June 30, 2021 and 2020.

	Three Months Ended		Six Months Ended
(dollars in millions), (unaudited)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net loss	$(100.3)	$(26.8)	$(164.3)	$(42.2)
Interest expense and other income	1.0	2.4	1.2	4.8
Depreciation and amortization	3.9	2.7	7.2	5.2
Stock and unit-based compensation	40.9	4.2	83.2	6.0
Transaction/offering related costs	1.0	-	1.8	-
Adjusted EBITDA	$(53.5)	$(17.5)	$(70.9)	$(26.2)

Contacts

Media:

Erica Frank

Vice President of Public Relations

(330) 990-5026

Erica.Frank@oakstreethealth.com

Investors:

Kevin Ellich

(443) 450-4186

kevin.ellich@westwicke.com

Source: Oak Street Health